Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Synovus Financial Corp.

We consent to the use of our report dated April 23, 2010 with respect to the statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2009 and 2008, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2009 incorporated herein by reference.

/s/ KPMG LLP

Atlanta, Georgia

November 12, 2010